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                                                                     EXHIBIT 4.8

                                                                 EXECUTION COPY
                              REMARKETING AGREEMENT

                  REMARKETING AGREEMENT, dated as of May 6, 2002 (the "Agreement") by and between ALLTEL Corporation, a Delaware corporation (the "Company"), J. P. Morgan Trust Company, National Association, a national banking association, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the Holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent").

                                  WITNESSETH:

                  WHEREAS, the Company will issue $1,250,000,000 (or $1,437,500,000 if the underwriters' overallotment option is exercised in full) aggregate Stated Amount of its equity units (the "Equity Units") under the Purchase Contract Agreement, dated as of May 6, 2002, by and between the Purchase Contract Agent and the Company as amended or supplemented from time to time (the "Purchase Contract Agreement"); and

                  WHEREAS, the Equity Units will initially consist of 25,000,000 (or 28,750,000 if the underwriters' overallotment option is exercised in full) units referred to as "Corporate Units"; and

                  WHEREAS, the Company will issue, concurrently in connection with the issuance of the Equity Units, $1,250,000,000 (or $1,437,500,000 if the underwriters' overallotment option is exercised in full) aggregate principal amount of senior notes due May 17, 2007 (the "Notes") of the Company; and

                  WHEREAS, the Notes forming a part of the Corporate Units will be pledged pursuant to the Pledge Agreement as amended or supplemented from time to time (the "Pledge Agreement"), dated as of May 6, 2002, by and among the Company, Wachovia Bank, National Association, as collateral agent (the "Collateral Agent") and the Purchase Contract Agent, to secure a Corporate Unit Holder's obligations under the Purchase Contract made under the Purchase Contract Agreement on the Purchase Contract Settlement Date; and

                  WHEREAS, the Notes of the Note holders electing to have their Notes remarketed, and the Notes of the Corporate Unit Holders who have not settled their Purchase Contracts early (as provided in the Purchase Contract Agreement), will be remarketed by the Remarketing Agent on the third Business Day immediately preceding February 17, 2005 (the "Initial Remarketing Date"); and

                  WHEREAS, in the event of a Failed Initial Remarketing, the Notes of the Note holders electing to have their Notes remarketed, and the Notes of the Corporate Unit Holders who have elected not to settle the Purchase Contracts related to their Corporate Units by Cash Settlement and who have not settled their Purchase Contracts early (as provided in the Purchase

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Contract Agreement), will be remarketed by the Remarketing Agent on the third
Business Day immediately preceding the Purchase Contract Settlement Date; and

                  WHEREAS, in the event of a Successful Initial Remarketing, the applicable interest rate on the Notes will be reset on the Initial Remarketing Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Notes should bear in order for the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

                  WHEREAS, in the event of a Failed Initial Remarketing, the applicable interest rate on the Notes that remains outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent as the rate that such Notes should bear in order to have an approximate market value of 100.5% of the aggregate principal amount of the Notes on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate permitted by applicable law; and

                  WHEREAS, the Company has requested Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the Reset Agent and as the Remarketing Agent, and as such to perform the services described herein; and

                  WHEREAS, Merrill Lynch is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

                  NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

                  Section 1.  Definitions.

                  Capitalized terms used and not defined in this Agreement, in the recitals hereto or in the paragraph preceding such recitals shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

                  Section 2.  Appointment and Obligations of Remarketing Agent.

                  (a) Subject to the terms and conditions of this Agreement, the Company hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment:

                          (i)      as the Reset Agent to determine, in
                  consultation with the Company and in the manner provided for herein and in the Indenture (as in effect on the date of this Remarketing Agreement), with respect to the Notes (1) the Reset Rate that, in the opinion of the Reset Agent, will, when applied to the Notes, enable the Applicable Principal Amount of the Notes to have an approximate aggregate market value of 100.5% of the Treasury Portfolio Purchase Price as of the Initial Remarketing Date and (2) in the event of a Failed Initial Remarketing, the Reset

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                  Rate that, in the opinion of the Reset Agent, will, when
                  applied to the Notes, enable a Note to have an approximate market value of 100.5% of its principal amount as of the third Business Day preceding the Purchase Contract Settlement Date, provided, in each case, that the Company,
                                   --------
                  by notice to the Reset Agent prior to the tenth Business Day preceding (x) February 17, 2005, in the case of the Initial Remarketing, or (y) the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law; and

                          (ii) as the exclusive Remarketing Agent (subject to the right of Merrill Lynch to appoint additional remarketing agents hereunder as described below) to (1) remarket the Notes of the Note holders electing to have their Notes remarketed and of the Corporate Unit Holders who have not elected early settlement of the Purchase Contracts on the Initial Remarketing Date, for settlement on February 17, 2005 and (2) in the case of a Failed
                  Initial Remarketing, remarket the Notes of the Note holders electing to have their Notes remarketed or remarket the Notes of the Corporate Unit Holders who have not elected early settlement of the Purchase Contracts or who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the Purchase Contracts through Cash Settlement.

                  In connection with the remarketing contemplated hereby, the Remarketing Agent will enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that Merrill Lynch is not the sole remarketing agent, and with such further changes therein as the Remarketing Agent may reasonably request) or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company (such approval not to be unreasonably withheld). Anything herein to the contrary notwithstanding, Merrill Lynch shall not be obligated to act as Remarketing Agent or Reset Agent hereunder unless the Supplemental Remarketing Agreement is in form and substance reasonably satisfactory to Merrill Lynch. The Company agrees that Merrill Lynch shall have the right, on 15 Business Days' written notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

                  (b) Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Notes that the Trustee (as such term is defined in the Indenture) shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Note such that the aggregate price for the Applicable Principal Amount of the Notes is

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approximately 100.5% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price and (ii) in the event of a Failed Initial Remarketing, remarket, on the third Business Day immediately preceding the Purchase Contract Settlement Date, the Notes that the Trustee shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Secondary Remarketing, at a price of approximately 100.5% of the aggregate principal amount of such Notes.

                  Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Notes for a price less than the price necessary for the Applicable Principal Amount of the Notes to have an aggregate price equal to 100% of the sum of the Treasury Portfolio Purchase Price plus the Separate Notes Purchase Price (the "Minimum Initial Remarketing Price"), in the case of the Initial Remarketing, or the aggregate principal amount of such Notes, in the case of the Secondary Remarketing. After deducting the fee specified in Section 3 below, the proceeds of such Initial Remarketing or Secondary Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with
Section 4.6 or 6.3 of the Pledge Agreement and Section 5.4 or 5.5 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference). The right of each holder of Notes or Corporate Units to have Notes tendered for the Initial Remarketing or the Secondary Remarketing, as the case may be, shall be limited to the extent that (i) the Remarketing Agent conducts an Initial Remarketing and, in the event of a Failed Initial Remarketing, a Secondary Remarketing pursuant to the terms of this Agreement, (ii) Notes tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes at a price of not less than the Minimum Initial Remarketing Price, in the case of the Initial Remarketing, and 100% of the principal amount thereof, in the case of the Secondary Remarketing and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

                  (c) It is understood and agreed that neither the Remarketing Agent nor the Reset Agent shall have any obligation whatsoever to purchase any Notes, whether in the Initial Remarketing, Secondary Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

                  Section 3.  Fees.

                  In the event of a Successful Initial Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee"), an amount not exceeding 25 basis points (0.25%) of the Minimum Initial Remarketing Price, from any amount received in connection with such Initial Remarketing in excess of the Minimum Initial Remarketing Price. In the event of a Successful Secondary Remarketing, the Remarketing Agent shall retain as the Remarketing Fee, an amount not exceeding 25 basis points (0.25%) of the principal amount of the remarketed Notes, from any amount received in connection with such Secondary Remarketing in excess of the aggregate principal amount of such remarketed Notes. In addition, the Reset Agent shall, in either case, receive from the Company a reasonable and customary fee (the "Reset Agent Fee");

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provided, however, that if the Remarketing Agent shall also act as the Reset
--------  -------
Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by the Company on the Initial Remarketing Date, in the case of a Successful Initial Remarketing, or on the third Business Day immediately preceding the Purchase Contract Settlement Date, in the case of a Successful Secondary Remarketing, in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

                  Section 4.  Replacement and Resignation of Remarketing Agent.

                  (a) The Company may in its absolute discretion replace Merrill Lynch as the Remarketing Agent and as the Reset Agent hereunder by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to February 17, 2005, or (ii) in the event of a Failed Initial Remarketing, prior to 3:00 p.m., New York City time on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date, provided, in either case, that the Company must replace Merrill Lynch both as Remarketing Agent and as Reset Agent unless Merrill Lynch shall agree to continue to serve solely in one such capacity. Any such replacement shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and the Reset Agent. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable. The Company shall notify the Purchase Contract Agent and the Collateral Agent of the appointment of any such successor.

                  (b) Merrill Lynch may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or as the Reset Agent by giving notice prior to 3:00 p.m., New York City time (i) on the eleventh Business Day immediately prior to February 17, 2005 or (ii) in the event of a Failed Initial Remarketing, on the eleventh Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

                  Section 5.  Dealing in the Securities.

                  Each of the Remarketing Agent and the Reset Agent, when acting hereunder or, in the case of the Remarketing Agent, under the Supplemental Remarketing Agreement, or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Notes, Treasury Units, Corporate Units or any other securities of the Company. With respect to any Notes, Treasury Units, Corporate Units or any other securities of the Company owned by it, each of the Remarketing Agent and the Reset Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agent and the Reset Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

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                  Section 6.  Registration Statement and Prospectus.

                  (a) In connection with the Initial Remarketing, if and to the extent required in the view of counsel (which need not be an opinion but shall be expressed in writing) for each of the Remarketing Agent and the Company by applicable law, regulations or interpretations in effect at the time of such Initial Remarketing, the Company (i) shall use reasonable efforts to have a registration statement relating to the Notes effective under the Securities Act of 1933, as amended (the "1933 Act") prior to the third Business Day immediately preceding February 17, 2005, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than seven Business Days prior to February 17, 2005 (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than the third Business Day immediately preceding February 17, 2005 in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

                  (b) In the event of a Failed Initial Remarketing and in connection with the Secondary Remarketing, if and to the extent required in the view of counsel (which need not be an opinion but shall be expressed in writing) for either the Remarketing Agent or the Company by applicable law, regulations or interpretations in effect at the time of such Secondary Remarketing, the Company (i) shall use reasonable efforts to have a registration statement relating to the Notes effective under the 1933 Act prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, (ii) if requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Secondary Remarketing not later than seven Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Secondary Remarketing not later than the third Business Day immediately preceding the Purchase Contract Settlement Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

                  (c) If in connection with the Initial Remarketing or, in the event of a Failed Initial Remarketing, the Secondary Remarketing, it shall not be possible, in the view of counsel (which need not be an opinion but shall be expressed in writing) for each of the Remarketing Agent and the Company, under applicable law, regulations or interpretations in effect at the time of such Initial Remarketing or such Secondary Remarketing to register the offer and sale by the Company of the Notes under the 1933 Act as otherwise contemplated by this Section 6, the Company (i) shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to permit and effectuate the offer and sale of the Notes in connection with the Initial Remarketing or the Secondary Remarketing, as the case may be, without registration under the 1933 Act pursuant to an exemption therefrom, if available, including the exemption afforded by Rule 144A under the rules and regulations promulgated under the 1933 Act by the Commission, (ii) if requested by the Remarketing Agent,

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shall furnish a current preliminary remarketing memorandum to be used by the
Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than seven Business Days prior to February 17, 2005, in the case of the Initial Remarketing, or the Purchase Contract Settlement Date, in the case of the Secondary Remarketing (or in either case such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request and (iii) shall furnish a current final remarketing memorandum to be used by the Remarketing Agent in the Initial Remarketing or the Secondary Remarketing, as the case may be, not later than the third Business Day immediately preceding February 17, 2005, in the case of the Initial Remarketing, or the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto.

                  (d) The Company shall also take all such actions as may (upon advice of counsel to the Company or the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with the Initial Remarketing and the Secondary Remarketing.

                  Section 7.  Conditions to the Remarketing Agent's Obligations.

                  (a) The obligations of the Remarketing Agent and the Reset Agent under this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement shall be subject to the terms and conditions of this Agreement and the Supplemental Remarketing Agreement, including, without limitation, the following conditions: (i) the Notes tendered for, or otherwise to be included in the Initial Remarketing or Secondary Remarketing, as the case may be, have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Notes (1) in the case of the Initial Remarketing, at a price not less than Minimum Initial Remarketing Price and (2) in the case of the Secondary Remarketing, at a price not less than 100% of the principal amount thereof, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Initial Remarketing and, in the event of a Failed Initial Remarketing, in connection with the Secondary Remarketing, in each case pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, this
Agreement and the Supplemental Remarketing Agreement (including, without limitation, if the Quotation Agent is not an Affiliate of the Remarketing
Agent, the Quotation Agent giving the Remarketing Agent notice of the Treasury Portfolio Purchase Price no later than 10:00 a.m., New York City time, on the fourth Business Day prior to February 17, 2005, in the case of the Initial Remarketing, and if the Quotation Agent is not an Affiliate of the Remarketing Agent, the Quotation Agent giving the Remarketing Agent notice of the aggregate principal amount, as the case may be, of Notes to be remarketed, no later than 10:00 a.m., New York City time, on the fourth Business Day prior to the Purchase Contract Settlement Date, in the case of the Secondary Remarketing, and, in each case, the Collateral Agent and the Custodial Agent concurrently delivering the Notes to be remarketed to the Remarketing Agent), (iv) no Event of Default (as defined in the Indenture) shall have occurred and be continuing,
(v) the accuracy of any representations and warranties of the Company or any of its subsidiaries included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement or in certificates of any officer of the Company delivered pursuant to the provisions included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, (vi)

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the performance by the Company of its covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement and (vii) the satisfaction of the other conditions set forth and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement.

                  (b) If at any time during the term of this Agreement, any Event of Default (as defined in the Indenture) with respect to the Notes, or event that with the passage of time or the giving of notice or both would become an Event of Default with respect to the Notes, has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent and the Reset Agent under this Agreement and the Supplemental Remarketing Agreement shall be suspended until such default or event has been cured. The Company will promptly give the Remarketing Agent notice of all such defaults and events of which the Company is aware.

                  Section 8.  Termination of Remarketing Agreement.

                  This Agreement shall terminate as to any Remarketing Agent or Reset Agent that is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable to the Remarketing Agent as a result of a Successful Initial Remarketing performed by such Remarketing Agent under said Section 3 shall have been paid in full; provided,
                                                                     --------
however, that if any Reset Agent resigns prior to a successful remarketing, then
-------
the obligations set forth in Section 3 hereof shall not survive the termination of this Agreement and no fee shall be payable to such Reset Agent in such capacity. In addition, each former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Section 10 of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent or Reset Agent.

                  Section 9.  Remarketing Agent's Performance; Duty of Care.

                  The duties and obligations of the Remarketing Agent and the Reset Agent shall be determined solely by the express provisions of this Agreement and, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement and Sections 5.4(a) and 5.5(b) of the Purchase Contract Agreement. No implied covenants or obligations of or against the Remarketing Agent or the Reset Agent shall be read into this Agreement or, in the case of the Remarketing Agent, the Supplemental Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent or the Reset Agent, as the case may be, the Remarketing Agent and the Reset Agent each may conclusively rely upon any document furnished to it which purports to conform to the requirements of this Agreement or the Supplemental Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. Each of the Remarketing Agent and the Reset Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. Neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Notes, and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the tenth Business Day before February 17, 2005, in the case of the Initial Remarketing, and prior to the tenth Business Day before Purchase Contract Settlement Date, in the case of the Secondary Remarketing) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. Neither the Remarketing Agent nor the Reset Agent shall incur any liability under this Agreement or the Supplemental Remarketing Agreement, as the case may be, to any beneficial owner or holder of Notes, or other securities, either in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, for any action or failure to act in connection with the Remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement, except to the extent that it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that such liability has resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

                  Section 10. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless the Remarketing Agent, the Reset Agent and their respective directors, officers, employees, agents, affiliates and each person, if any, who controls the Remarketing Agent or the Reset Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (the Remarketing Agent, the Reset Agent and each such person or entity being an "Agent Indemnified Party"), as follows:

                          (i) from and against any and all losses, claims, damages and liabilities whatsoever, joint or several, as incurred, to which such Agent Indemnified Party may become subject (to the extent such loss, claim, damage or liability arises from such Agent Indemnified Party's capacity as Remarketing Agent or Reset Agent) under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) the failure to have an effective Registration Statement (as defined in the Supplemental Remarketing Agreement) under the 1933 Act relating to the Notes, as the case may be, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to provide the Remarketing Agent with a Prospectus (as defined in the Supplemental Remarketing Agreement) for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto (including any information deemed to be a part of the Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A under the 1933 Act, if applicable), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (D) any untrue statement or alleged untrue statement of a material fact contained in any preliminary remarketing memorandum or any final remarketing memorandum, or any amendment or

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

                  supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (E) any untrue statement or alleged untrue statement of a material fact contained in any other documents (including, without limitation, any documents incorporated or deemed to be incorporated by reference in any such documents) provided by the Company for use in connection with the remarketing of the Notes or any of the transactions related thereto, or (F) any breach by the Company of any of the representations, warranties or agreements included or incorporated by reference in this Agreement or the Supplemental Remarketing Agreement, or (G) any failure by the Company to make or consummate the remarketing of the Notes (including, without limitation, any Failed Initial Remarketing or Failed Secondary Remarketing) or the withdrawal, recession, termination, amendment or extension of the terms of such remarketing, or (H) any failure on the part of the Company to comply, or any breach by the Company of, any of the provisions included or incorporated by reference in this Agreement, the Supplemental Remarketing Agreement, the Purchase Contract Agreement, the Corporate Units, the Treasury Units, the Pledge Agreement, the Indenture or the Notes (collectively, the "Operative Documents"), or (I) the remarketing of the Notes, as the case may be, or any other transaction contemplated by any of the Operative Documents, or the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of the respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement, whether or not the Initial Remarketing or the Secondary Remarketing or the reset of the interest rate on the Notes as contemplated herein actually occur;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in (i) above; and

                          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Agent or the Reset Agent, as the case may be), reasonably incurred in investigating or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to, arising out of or based on any matter described in (i) above to the extent that any such expense is not paid under (i) or
                  (ii) above;

provided, however, that the Company shall not be liable under clause (i)(B),
--------  -------
(i)(C), (i)(D) or (i)(E) to the extent any such loss, claim, damage, liability or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Remarketing Agent or the Reset Agent expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any preliminary or final remarketing memorandum (or any amendment or supplement thereto) or any other documents used in connection with remarketing of the Notes, as the case may be;

provided, further, that with respect to any untrue statement or omission of a
--------  -------
material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 10(a) shall not inure to the benefit of the Remarketing Agent or the Reset Agent, as applicable, to the extent that any such loss, claim, damage or liability of the Remarketing Agent occurs under the circumstance where (w) the Company had previously furnished copies of the Prospectus to the Remarketing Agent, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus, and (z) there was not sent or given to such person by or on behalf of the Remarketing Agent or the Reset Agent, as applicable, at or prior to the written confirmation of the sale of Notes to such person, a copy of the Prospectus and the delivery thereof would have constituted a complete defense to such person's claim in respect of such untrue statement of alleged untrue statement or omission; provided, further,
                                                          --------  -------
that the Company shall not be liable under clause (i) (F), (i)(G) or (i)(I) to the extent that such loss, claim, damage or liability has, by final judicial determination, resulted from the willful misconduct, bad faith or gross negligence of the Remarketing Agent or the Reset Agent.

                  Other than as set forth in Section 10(b) below, the Company agrees that no Agent Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its respective security holders or creditors relating to or arising out of the engagement of the Remarketing Agent or the Reset Agent pursuant to, or the performance by the Remarketing Agent or the Reset Agent of their respective services contemplated by, this Agreement or the Supplemental Remarketing Agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment in a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or bad faith of the Remarketing Agent or the Reset Agent, as the case may be.

                  The Company agrees that, without the prior written consent of the Remarketing Agent or the Reset Agent, as the case may be, it will not settle, compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10.

                  (b) (whether or not Merrill Lynch or any other Agent Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Agent Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and
(ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Agent Indemnified Party.

                  (c) The Remarketing Agent and the Reset Agent, severally and not jointly if such parties are not Affiliates and jointly and severally if such parties are Affiliates at the time of any Initial Remarketing or Secondary Remarketing, agree to indemnify and hold harmless the Company, its directors and its officers who sign any Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act (the "Company Indemnified Parties") to the same extent as the foregoing indemnity from the Company to the Agent Indemnified Parties, but only with reference to information relating to such Remarketing Agent and Reset Agent furnished to the Company in writing by such Remarketing Agent and Reset Agent expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto or any other documents used in connection with the Remarketing of the Notes, as the case may be.

                  Each of the Remarketing Agent and the Reset Agent agrees that, without the Company's prior written consent, it (and each Agent Indemnified Party) will not settle, compromise or consent to the entry of any judgement with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any action or claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10(b) (whether or not the Company or any other Company Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each Company Indemnified Party from all liability arising out of such litigation, investigation, proceeding, action or claim and
(ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of a Company Indemnified Party.

                  (d) If the indemnification provided for in Section 10(a) or 10(b) hereof is for any reason unavailable to or insufficient to hold harmless any party seeking indemnification thereunder (an "Indemnified Party") in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company on the one hand, and the Remarketing Agent and the Reset Agent on the other hand, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand from the remarketing of the Notes contemplated hereby or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Remarketing Agent and the Reset Agent on the other hand in connection with the statements, omissions or other matters which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand in connection with the remarketing of the Notes contemplated hereby shall be deemed to be in the same respective proportions as the aggregate principal amount of the Notes which are or are to be remarketed bears to the aggregate fees actually received by the Remarketing Agent and the Reset Agent under Section 3 hereof. The relative fault of the Company on the one hand and the Remarketing Agent and the Reset Agent on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Remarketing Agent or the Reset Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company on the one hand, or by the Remarketing Agent or the Reset Agent, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to prevent or correct such action or omission. The Company, the Remarketing Agent and the Reset Agent agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 10(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or any such omission or alleged omission or any other such action or omission; provided, however, that to the
                                               --------  -------
extent permitted by applicable law, in no event shall the Remarketing Agent or the Reset Agent be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by them under Section 3 of this Agreement. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any rights an Indemnified Party may have. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) In the event an Agent Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company, the Company agrees to reimburse the Remarketing Agent or the Reset Agent, as the case may be, for all reasonable expenses, as incurred, which are incurred by the Remarketing Agent or the Reset Agent, as the case may be, in connection with such Agent Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate the Remarketing Agent or the Reset Agent, as the case may be, in an amount to be mutually agreed upon.

                  (f) Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Party will notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under paragraph (a) or (b) above except to the extent it resulted in forfeiture of substantial rights and defenses by the Indemnifying Party by such failure to notify, and in any event will not relieve the Indemnifying Party from any other liability that it may have to such Indemnified Party. The Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company shall have agreed in writing to pay such fees and expenses, (ii) the

Indemnifying Party shall have failed to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the Indemnified Party that that Indemnified Party believes the Indemnifying Party has failed to take such steps or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred after receipt of adequate documentation thereof.

                  (g) Anything herein or in the Supplemental Remarketing Agreement to the contrary notwithstanding, the provisions of this Section 10, and the rights of the Remarketing Agent, the Reset Agent and the other Indemnified Parties hereunder, shall be in addition to, and not in limitation of, any rights or benefits (including, without limitation, rights to indemnification or contribution) which the Remarketing Agent, the Reset Agent or any other Indemnified Party may have under any other instrument or agreement.

                  Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 12. Term of Agreement.

                  (a) Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding, or, if earlier, the Business Day immediately following February 17, 2005, in the case of a Successful Initial Remarketing, or the Business Day immediately following the Purchase Contract Settlement Date, in the case of a Successful Secondary Remarketing. Anything herein to the contrary notwithstanding, the provisions of the last sentence of
Section 8 hereof and the provisions of Sections 3, 9, 10 and 12(b) hereof shall survive any termination of this Agreement and remain in full force and effect.

                  (b) All representations and warranties included or incorporated by reference in this Agreement, or the Supplemental Remarketing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, the Reset Agent or any of their controlling persons, or by or on behalf of the Company or the Purchase Contract Agent, and shall survive the remarketing of the Notes.

                  Section 13. Successors and Assigns. The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent and the Reset Agent. The rights and obligations of the Remarketing Agent and the Reset Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing

Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent, the Remarketing Agent and the Reset Agent and their respective successors and assigns and the other Indemnified Parties (as defined in Section 10 hereof) and the successors, assigns, heirs and legal representatives of the Indemnified Parties. The terms "successors" and "assigns" shall not include any purchaser of Notes merely because of such purchase.

                  Section 14. Headings. Section headings have been inserted in this Agreement and the Supplemental Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement or the Supplemental Remarketing Agreement and will not be used in the interpretation of any provision of this Agreement or the Supplemental Remarketing Agreement.

                  Section 15. Severability. If any provision of this Agreement or the Supplemental Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement or the Supplemental Remarketing Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

                  Section 16. Counterparts. This Agreement and the Supplemental Remarketing Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  Section 17. Amendments. This Agreement and the Supplemental Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto. The Company and the Purchase Contract Agent agree that they will not enter into, cause or permit any amendment or modification of the Purchase Contract Agreement, the Indenture, the Pledge Agreement, the Notes, the Equity Units or any other instruments or agreements relating to the Notes or the Equity Units which would adversely affect the rights, duties or obligations of the Remarketing Agent or the Reset Agent without the prior written consent of the Remarketing Agent or the Reset Agent, as the case may be.

                  Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to ALLTEL Corporation, One Allied Drive, Little Rock, Arkansas 72202 (facsimile: (501) 905-0962), Attention: Francis X. Frantz; if to the Remarketing Agent or Reset Agent, to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Four World Financial Center, North Tower 25th Floor, New York, New York 10080 (facsimile: (212) 449-2784),
Attention: Equity

Capital Markets, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (facsimile: (212) 848-7179), Attention: Robert Evans III; and if to the Purchase Contract Agent, to Chase Financial Tower, Suite 220, 250
W. Huron Road, Cleveland, Ohio 44113 (facsimile: (216) 274-1633), Attention:
Institutional Trust Services, with a copy to 15th Floor, 450 West 33rd Street, New York, New York 10001, or to such other address as any of the above shall specify to the other in writing.

                  Section 19. Information. The Company agrees to furnish the Remarketing Agent and the Reset Agent with such information and documents as the Remarketing Agent or the Reset Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the Remarketing Agent, the Reset Agent and any accountant, attorney or other advisor retained by the Remarketing Agent or the Reset Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

                  IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

                                       ALLTEL CORPORATION

                                             /s/ JEFFERY R. GARDNER
                                       By:  ____________________________________
                                                       Jeffery R. Gardner
                                             Name:   ___________________________
                                                       Senior Vice President and
                                                       Chief Financial Officer
                                             Title:  ___________________________

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    /s/ MARK BUSH
By:_______________________
    Authorized Signatory

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts

    /s/ ROBERT C. BARKER
By:_______________________
  Name:  Robert C. Barker
  Title: Vice President

                                                                    Exhibit A to
                                                           Remarketing Agreement

                   Form of Supplemental Remarketing Agreement

                  Supplemental Remarketing Agreement dated _____________, ____ among ALLTEL Corporation, a Delaware corporation (the "Company"), Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Agent"), and J. P. Morgan Trust Company, National Association, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto).

                  NOW, THEREFORE, for and in consideration of the covenants herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of May 6, 2002 (the "Remarketing Agreement") among the Company, the Purchase Contract Agent and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement (as defined in Schedule I hereto).

                  2. Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3, including a prospectus, relating to the Securities (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act, and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; (the related preliminary prospectus dated ___________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplemented dated __________] are hereinafter called, [collectively] the "preliminary prospectus";] and the related prospectus dated , including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated ________] are hereinafter called, [collectively,] the "Prospectus." The Company has provided copies of the Registration Statement [, the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consents to the use of the [preliminary prospectus] and the Prospectus in connection with the remarketing of the Securities. [IN THE EVENT THAT A REGISTRATION STATEMENT IS NOT POSSIBLE OR NOT REQUIRED, INSERT THE FOLLOWING:
The Company has provided to the Remarketing Agent, for use in connection with remarketing of the Securities (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company hereby consents to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Notes]. All references in this Agreement to amendments or supplements to the Registration Statement [, the preliminary prospectus] or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is incorporated or deemed to be incorporated by reference in the Registration Statement [, the preliminary prospectus] or the Prospectus, as the case may be.

                  3.     Provisions Incorporated by Reference.

                  (a) Subject to Section 3(b), the provisions of the Terms Agreement (other than Section 2, Section 3, Section 5, Section 6, Section 9 and
Section 10 thereof) are incorporated herein by reference, mutatis mutandis, and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Terms Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

                  (b) With respect to the provisions of the Terms Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent; (ii) all references therein to the "Securities" or "Initial Securities" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto; (iv) all references therein to the "Registration Statement" [, the "preliminary prospectus"] or the "Prospectus" shall be deemed to refer to the Registration Statement[, the preliminary prospectus] and the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Terms Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "settlement date" shall be disregarded; and (viii) [other changes, including changes relating to the offer and sale of the Securities in connection with the Remarketing without registration under the 1933 Act in reliance upon an exemption therefrom (including the exemption afforded by Rule 144A)].]

                  4. Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate principal amount, as the case may be, of Securities set forth in Schedule I hereto at a purchase price not less than 100% of the [Minimum Initial Remarketing Price] [aggregate principal amount of the Securities]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee, as provided in Section 3 of the Remarketing Agreement, payable by deduction from any amount received in connection from such [Initial][Secondary] Remarketing in excess of the [Minimum Initial Remarketing Price] [aggregate principal amount of the Securities]. The right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

                  5. Delivery and Payment. Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent and the Company. Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed Securities of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

                  If the Securities are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Securities shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

                  6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to ALLTEL Corporation One Allied Drive, Little Rock Arkansas 72202 (facsimile: (501) 905-0962), Attention: Francis X. Frantz; if to the Remarketing Agent or Reset Agent, to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Four World Financial Center, North Tower 25th Floor, New York, New York 10080 (facsimile: (212) 449-2784),
Attention: Equity Capital Markets, with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (facsimile: (212) 848-7179),
Attention: Robert Evans III; and if to the Purchase Contract Agent, to Chase Financial Tower, Suite 220, 250 W. Huron Road, Cleveland, Ohio 44113 (facsimile: (216) 274-1633), with a copy to 15th Floor, 450 West 33rd Street, New York, New York 10001, Attention: Institutional Trust Services, or to such other address as any of the above shall specify to the other in writing.

                  7. Conditions to Obligations of Remarketing Agent. Anything herein to the contrary notwithstanding, the parties hereto agree (and the holders and beneficial owners of the

Securities will be deemed to agree) that the obligations of the Remarketing Agent under this Agreement and the Remarketing Agreement are subject to the satisfaction of the conditions set forth in Section 7 of the Remarketing Agreement (which are incorporated herein by reference), and to the satisfaction, on the Remarketing Closing Date, of the conditions incorporated by reference herein from Section 6 of the Terms Agreement as modified by
Section 3(b) hereof (including, without limitation, the delivery of opinions of counsel, officers' certificates and accountants' comfort letters in form and substance satisfactory to the Remarketing Agent, the accuracy as of the Remarketing Closing Date of the representations and warranties of the Company included and incorporated by reference herein and the performance by the Company of its obligations under the Remarketing Agreement and this Agreement as and when required hereby and thereby). In addition, anything herein or in the Remarketing Agreement to the contrary notwithstanding, the Remarketing Agreement and this Agreement may be terminated by the Remarketing Agent, by notice to the Company at any time prior to the time of settlement on the Remarketing Closing Date, if any of the events or conditions set forth in
Section 10 of the Terms Agreement, as modified by Section 3(b) hereof, shall have occurred or shall exist.

                  8. Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Remarketing Agent.

                                              Very truly yours,

                                              ALLTEL CORPORATION

                                              By:__________________________
                                                 Name:
                                                 Title:

CONFIRMED AND ACCEPTED:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:_________________________
    Authorized Signatory

[Add other Remarketing Agents, if any]

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION not individually but solely as Purchase Contract
Agent and as attorney-in-fact for the holders of the Purchase Contracts

By:_________________________
  Name:
  Title:

                                   SCHEDULE I

Securities subject to the remarketing: Senior Notes due May 17, 2007 of the Company (the "Securities").

Purchase Contract Agreement, dated as of May 6, 2002 (the "Purchase Contract
         Agreement") by and between ALLTEL
         Corporation, a Delaware corporation, and J. P. Morgan Trust Company, National Association.

Pledge Agreement dated as of May 6, 2002 (the "Pledge Agreement") by and between
         ALLTEL Corporation, a Delaware corporation, J. P. Morgan Trust
         Company, National Association, and Wachovia Bank, National
         Association.

Indenture dated as of January 1, 1987 by and between ALLTEL Corporation and J.
         P. Morgan Trust Company, National Association, successor to Society National Bank, as Trustee, as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 15, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996 and a Ninth Supplemental Indenture dated as of April 1, 1999 (as supplemented, the " Base Indenture").

Tenth Supplemental Indenture, dated as of May 6, 2002 (the "Tenth Supplemental
         Indenture" and, together with the
         Base Indenture, the "Indenture") by and between ALLTEL Corporation, a Delaware corporation, and J. P. Morgan Trust Company, National Association.

[Minimum Initial Remarketing Price]
[Aggregate Principal Amount of Securities:  $ ____________]

Underwriting Agreement, dated April 30, 2002 (the "Underwriting Agreement") between ALLTEL Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Salomon Smith Barney, First Union Securities, Inc., McDonald Investments Inc., Stephens Inc. and SunTrust Capital Markets, Inc.

Remarketing Closing Date, Time and Location: